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                                   EXHIBIT 11

                              MODERN CONTROLS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                     Three Months Ended        Nine Months Ended
                                        September 30,             September 30,
                                  ----------   ----------   ----------   ----------
                                    1996        1995           1996           1995
                                  ----------   ----------   ----------   ----------
PRIMARY

Average shares outstanding         4,273,513    4,533,920    4,306,192    4,528,794

Net effect of dilutive stock
options - based on the
treasury stock method                 31,299       34,681       30,014       17,601
                                  ----------   ----------   ----------   ----------

Total                              4,304,812    4,568,601    4,336,206    4,546,395
                                  ==========   ==========   ==========   ==========



Net income                        $  804,674   $  719,994   $2,272,982   $1,863,471
                                  ==========   ==========   ==========   ==========


Primary per share amounts         $     0.19   $     0.16   $     0.52   $     0.41
                                  ==========   ==========   ==========   ==========



FULLY DILUTED

Average shares outstanding         4,273,513    4,533,920    4,306,192    4,528,794

Net effect of dilutive stock
options - based on the
treasury stock method                 25,404       33,295       26,228       22,776
                                  ----------   ----------   ----------   ----------

Total                              4,298,917    4,567,215    4,332,420    4,551,570
                                  ==========   ==========   ==========   ==========



Net income                        $  804,674   $  719,994   $2,272,982   $1,863,471
                                  ==========   ==========   ==========   ==========


Fully diluted per share amounts   $     0.19   $     0.16   $     0.52   $     0.41
                                  ==========   ==========   ==========   ==========
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